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                                                                     Exhibit 99
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[ITC/\DeltaCom Logo]

Investor Contacts:
Douglas A. Shumate                                      Mary A. Edwards
Senior Vice President                                   Manager
Chief Financial Officer                                 Investor Relations
706-385-8189                                            706-385-8016
dshumate@itcdeltacom.com                                medwards@itcdeltacom.com

Media Contact:
Moss Crosby
Vice President of Marketing
256-382-3851
mcrosby@itcdeltacom.com

                   ITC/\DELTACOM UPDATES FINANCIAL GUIDANCE AND
                 ENHANCES FOCUS ON CORE RETAIL SERVICE OFFERINGS
                         ------------------------------
   New Plan Positions Company to Reach Free Cash Flow Positive Status in 2003
                         with Significant Cash Reserves

WEST POINT, Ga. (September 17, 2001) - ITC/\DeltaCom, Inc. (Nasdaq/NM:ITCD) today announced changes to its business plan and other actions which it believes will position the Company for continued long-term revenue growth and help it to achieve positive free cash flow during 2003. Actions taken by the Company include:

     o Increasing focus on the Company's retail service offerings while maintaining its broadband transport operations at current levels.

     o Reducing planned capital expenditures by approximately $150 million through the end of 2003.

     o Immediately reducing annualized operating expenses by approximately $22 million through a 20% reduction in the Company's current work force.

     o Reducing non-personnel operating expenses by an additional $2 million in annualized expenses by the first quarter of 2002.

         By increasing its focus on delivering services to its retail end-user customers, and maintaining its broadband transport operations at current levels, the Company believes it will attain significant savings in capital spending and enhance its prospects for long-term growth. The broadband transport business historically has required more significant capital investment than the retail services segment to generate sustainable growth in operating revenues. By maintaining an enhanced focus on retail services, the Company expects to reduce its total capital expenditures through the end of 2003 by approximately $150 million. The Company plans to reduce its capital expenditures for 2001 by approximately $20 to $25 million to a total of



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$170 million and its capital expenditures in each of 2002 and 2003 will be approximately $60 million.

         The Company reduced its employee base today by approximately 20%. As a result of this reduction, the Company will realize savings of approximately $22 million in annual operating expenses beginning in the fourth quarter of 2001. These reductions took place in areas such as back-office operations not affecting customer service and in other areas where the Company believes it will achieve operating efficiencies. Expanding and servicing its customer base will remain a primary operational focus for the Company.

         e/\deltacom, ITC/\DeltaCom's data center solutions division, was affected by the staff reduction as a result of the economic downturn, which reduced demand below levels initially expected for the division's services. Initially staffed for rapid growth, the division is now sufficiently staffed to provide its core service offerings to existing and new customers.

         As a result of the foregoing actions, the Company expects to incur restructuring charges of $4 to $6 million. In addition, the Company expects to incur a non-cash asset impairment charge of up to $80 million relating to goodwill, long-lived assets and other assets associated with certain wholesale and nonrecurring businesses. The Company expects it will record these charges during the third quarter of 2001.

         Commenting on financial guidance for the remainder of 2001, Doug Shumate, senior vice president and chief financial officer of the Company, stated that ITC/\DeltaCom expects 2001 consolidated revenues to range from $415 to $420 million. Excluding the asset impairment and restructuring charges, consolidated EBITDA is expected to be $45 to $50 million for 2001. "By focusing on our core business operations and maintaining our focus on operational efficiencies, we expect that we will achieve a growth rate of 15% to 20% in revenues for 2002 and that EBITDA will exceed $80 million. We remain focused on managing our growth and capitalization to ensure the long-term growth and strength of our company."

         Larry Williams, chairman and chief executive officer of the Company stated, "By taking these proactive measures, we are confident that ITC/\DeltaCom will remain on solid footing and has positioned itself for future growth while managing operating risks. We believe these actions ensure that ITC/\DeltaCom will not only be fully funded, but capable of achieving positive free cash flow earlier than expected in 2003 with significant capital reserves to move forward confidently during these current economic conditions."

         As previously announced in its press release on September 6, 2001, ITC/\DeltaCom will hold a conference call to discuss this press release tomorrow, September 18, 2001, at 9:00 a.m. Eastern time. A live broadcast and replay of the conference call will be available online at www.itcdeltacom.com. To listen to the live call, please go to the Company's web site at least fifteen minutes prior to the call to download and install any necessary audio software. The call will also be simulcast and replayed at www.streetevents.com. For those persons who do not have Internet access, the call will be available by telephone by contacting ITC/\DeltaCom Investor Relations at 706-385-8012 for the telephonic access number. In addition, telephone and web cast replays of the call will be available shortly after completion of the call until the close of business on September 25, 2001. To listen to the telephone replay, dial 800-642-1687 (706-645-9291 for local and international participants) and enter access code 1767544.

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About ITC/\DeltaCom

         ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunications and technology solutions to businesses in the southern United States and is a leading regional provider of broadband transport services to other communications companies. ITC/\DeltaCom's business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, and operator services, and the sale and maintenance of customer premise equipment. Additionally, ITC/\DeltaCom offers colocation, web hosting, and managed and professional services through e/\deltacom, a division of ITC/\DeltaCom. The Company operates 37 branch offices in nine states, and its 10-state fiber optic network of approximately 9,840 miles, reaches approximately 150 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC/\DeltaCom or e/\deltacom, please visit their websites at www.itcdeltacom.com and
                                            -------------------
www.edeltacom.com.
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         Statements contained in this news release regarding ITC/\DeltaCom's expected financial and operating results, cost savings, capital expenditures, revenue growth, network deployment, product design and implementation, business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on April 2, 2001, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third party agreements, debt service requirements, and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. ITC/\DeltaCom undertakes no obligation to update any forward-looking statements whether to reflect events or circumstances after the date hereof or otherwise.

                                      -END-

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